UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 10, 2014

AMETEK, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12981	14-1682544
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Cassatt Road, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-647-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gretchen W. McClain was appointed to the Board of Directors of AMETEK, Inc., or the "Company," effective September 9, 2014, to serve as a Class II Director until the 2017 Annual Meeting. Ms. McClain joined the Board as an independent director. There is no arrangement or understanding between Ms. McClain and any other person pursuant to which she was appointed as a director.

Non-employee directors receive compensation for service as a director as described in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 24, 2014. Non-employee directors receive an annual basic retainer fee of $70,000. Accordingly, Ms. McClain will receive the pro rata portion of the annual fee which will be $17,500, paid on a quarterly basis. Non-employee directors are also entitled to restricted stock and option awards. On September 9, 2014, Ms. McClain received a grant of 750 shares of restricted stock at $52.42 and options to purchase 2,560 shares of common stock with an exercise price of $52.42, vesting in four equal annual installments beginning one year from the date of grant.

On September 10, 2014, the Company issued a press release announcing Ms. McClain’s appointment, a copy of which is attached as Exhibit 99.1 hereto and is hereby incorporated by reference in this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Copy of press release issued by AMETEK, Inc. on September 10, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETEK, Inc.

September 10, 2014	By:	/s/ William J. Burke

Name: William J. Burke
Title: Senior Vice President - Comptroller and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Copy of press release issued by AMETEK, Inc. on September 10, 2014.